Exhibit 10.1

INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT

THIS INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), effective as of October 20, 2020 (the “Effective Date”), represents the grant of restricted shares of Common Stock, no par value (“Restricted Shares”) of J & J Snack Foods Corp., a New Jersey corporation (the “Company”), to Ken A. Plunk (the “Participant”), subject to the terms and conditions set forth below. The Company and the Participant agree as follows:

1.            Grant of Restricted Shares.

(a)     Restricted Shares. The Company hereby grants to the Participant 1,579 Restricted Shares, subject to the terms and conditions of this Agreement (this “Award”).

(b)     Inducement Grant. This Award constitutes a non-plan “inducement award,” as contemplated by Nasdaq Listing Rule 5635(c)(4), and is therefore not made pursuant to any stock option plan, stock incentive purchase plan, or other equity compensation plan.

(c)     Character of Shares. Shares delivered under this Agreement may be authorized and unissued shares of the Company’s common stock or shares acquired by the Company, or both.

2.            Vesting Period.

(a)     In General. Subject to the terms of this Agreement, the Restricted Shares granted pursuant to Section 1(a) will vest over three (3) years in equal installments beginning on the Effective Date, with one-third of the Restricted Shares vesting in equal annual installments on each of the first, second, and third anniversaries of thereof. Subject to Sections 2(b) and 2(c), for vesting to occur on any specified date, the Participant must be continuously employed by or in service with the Company or any of its affiliates from the Effective Date through such date.

(b)     Termination Before Vesting. If the Participant’s employment or service with the Company terminates, any portion of this Award that is unvested as of the date of such termination shall be forfeited, unless otherwise provided a policy of the Company or an agreement between the Participant and the Company.

(c)     Effect of a Change in Control. Unless otherwise specified in a policy of the Company or an agreement between the Participant and the Company, the effect of a Change in Control on this Award will be determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion.

(i)     “Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:

(A)     A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”

(B)     A “Change in the Effective Control of the Company” occurs only on the date that either:

(1)     Any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or

(2)     A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(C)     A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(d)     No Partial Shares. Any fractional Share otherwise vesting hereunder will be rounded down to the next whole Share.

3.            Voting Rights. All Restricted Shares issued hereunder, whether vested or unvested, shall have full voting rights accorded to outstanding Shares.

4.            Dividend Rights. All Restricted Shares issued hereunder, whether vested or unvested, shall have full dividend rights accorded to outstanding Shares.

5.         Nontransferability. The Restricted Shares granted hereby may not be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold, until such Shares have vested. No assignment or transfer of any Restricted Shares in violation of this Section 5, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest whatsoever. As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Shares lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.

6.           Issuance of Restricted Shares. As soon as practicable after the date of this Agreement in the case of Shares described in Section 1(a), the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares issued pursuant to this Agreement; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant, if this Agreement is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, any share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

7.            Administration and Delegation.

(a)     Administration. This Agreement and the rights of the Participant hereunder are subject to such rules and regulations as the Committee may adopt for administration of this Agreement. All actions of the Committee shall be taken by majority vote of its members. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of this Agreement, all of which shall be binding upon the Participant. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances this Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in this Agreement or this Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Agreement. Subject to the provisions of this Agreement, the Committee shall have authority, in its sole discretion, to interpret the provisions of this Agreement and this Award and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to this Agreement or this Award as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of this Agreement shall be final, conclusive and binding on all persons, including the Company, its affiliates, its shareholders, directors, employees, and the Participant and beneficiaries.

(b)     Delegation. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Agreement and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee. Any such delegation shall be subject to the applicable corporate laws of the State of New Jersey. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

(c)     Designation of Advisors. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Agreement and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Any reports or opinions from any such counsel, consultants, and agents may take into account award grant practices, including the nature and amount of awards and any performance criteria related to such awards, at publicly traded or privately held corporations that are similar to or are industry peers with the Company. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

(d)     No Liability. The Committee, its members and any person designated pursuant to Section 7 shall not be liable for any action or determination made in good faith with respect to this Agreement. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Agreement, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by the Participant with regard to this Award granted to him or her under this Agreement.

8.           Exclusion from Pension Computations. The Participant hereby agrees that any income or gain realized upon the receipt, vesting or payment of this Award shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its affiliates.

9.            Amendment. The Committee may, with the consent of the Participant or otherwise as permitted by the Plan, at any time or from time to time amend the terms and conditions of this Award.

10.       Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at J & J Snack Foods Corp. 6000 Central Highway, Pennsauken, NJ 08109 Attn: Legal Counsel, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature below, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

11.        Withholding Taxes. The Company and any of its affiliates shall have the right to withhold from wages or other amounts otherwise payable to the Participant or otherwise require the Participant to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant, vesting or payment of this Award, the making of an election under Section 83(b) (or any similar provision) of the Code, the payment of dividends or dividend equivalent amounts or any other taxable event occurring in connection with this Award. Except with respect to Withholding Taxes due in connection with an election under Section 83(b) of the Code, the Company, in its sole discretion, may elect to satisfy part or all of any obligation for Withholding Taxes by retaining a sufficient number of Shares that it would otherwise release from restriction on a particular vesting date with a fair market value equal to the amount of Withholding Taxes intended to be so satisfied (as determined by the Company in its sole discretion).

12.          Registration; Legend. The Company may cause the following or a similar legend to be set forth on each certificate representing Restricted Shares granted hereby unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND OTHER LIMITATIONS AND RESTRICTIONS AS SET FORTH IN A LONG-TERM INCENTIVE AWARD AGREEMENT ON FILE WITH THE COMPANY. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

13.         Section 83(b) Election. If the Participant makes the election contemplated by Section 83(b) of the Code (a “Section 83(b) Election”) (or any similar provision of federal, state or local law) with respect to any Restricted Shares awarded hereunder, the Participant shall provide the Company with a copy of such election within 30 days after the issuance of such Shares (or such earlier date required by law) and otherwise comply with the provisions of this Section 14. On or prior to the date of filing of any Section 83(b) Election with respect to such Restricted Shares, Participant shall satisfy the Company’s Withholding Tax obligations with respect to such Section 83(b) Election by tendering payment to the Company, in readily available funds, of an amount equal to such Withholding Tax obligation (or enter into such other arrangement as shall be acceptable to the Company to satisfy such Withholding Tax obligation).

14.         No Tax Advice. Participant hereby acknowledges that the Company has not provided any specific tax advice to Participant in connection with this Award. The Company makes no representations concerning the tax consequences of this Agreement. Participant will consult with his or her own tax advisors with respect to the tax consequences of this Award.

15.          Miscellaneous.

(a)     This Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment or service at any time.

(b)     This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(c)     To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of New Jersey.

(d)     The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(e)     The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement.

(f)     This Award and any Shares of stock delivered hereunder will remain subject to any non-competition or other restrictive covenant agreement to which the Participant is a party and shall remain subject to any applicable forfeiture or clawback provisions as set forth in any such document and in any clawback policy maintained by the Company from time to time.

(g)     This Agreement contains the parties’ entire agreement regarding this Award evidenced hereby and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating hereto.

16.         Exculpation. This Award and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the officers, directors or stockholders of the Company, nor the directors, officers or stockholders of any affiliate of the Company, shall have any personal liability hereunder or thereunder. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Award and will not seek recourse or commence any action against any of the directors, officers or stockholders of the Company or any of the directors, officers or stockholders of any affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to this Award.

17.          Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

18.        Electronic Delivery of Documents. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, this Agreement and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have each executed this Inducement Award Agreement on the date set forth below, respectively.

J & J SNACK FOODS CORP.

By:	/s/ Dan Fachner
Name:	Dan Fachner
Title:	President

Date:

ACCEPTED:

/s/ Ken A. Plunk
Ken A. Plunk

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